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                                                                    EXHIBIT 10.4

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT (this "AGREEMENT") dated as of July 7, 2003, between Markland Technology, Inc. (including, as the context may require, its subsidiaries, the "COMPANY"), a Florida corporation, and Emerging Concepts Inc. a Falls Church, Virginia corporation, (the "CONSULTANT").

         WHEREAS, the Company wishes to employ the CONSULTANT to render services for the Company on the terms and conditions set forth in this Agreement, and the Consultant wishes to be retained and employed by the Company on such terms and conditions.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT - The Company hereby employs the Consultant, and the Consultant accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

         2. TERM - Unless terminated at an earlier date in accordance with
Section 9 of this Agreement or otherwise extended by agreement of the parties, the term of the Consultant's employment hereunder shall be for a period of 1 Year, commencing on July 7, 2003. The period of employment may be extended by written agreement or e-mail between the parties, provided that certain provisions relating to compensation shall change upon commencement of any extension hereto.

         3. POSITION AND DUTIES/(a) SERVICE WITH COMPANY - During the term of the Consultant's employment, the Consultant agrees to perform such reasonable employment duties as the Board of Directors or Chief Executive Officer of the Company shall assign to him from time to time. Currently, the Consultant's employment shall commence as program management and project engineering for Ergo Systems related border security activities.

         (b) PERFORMANCE OF DUTIES - The Consultant agrees to serve the Company faithfully and to the best of his ability and to devote a reasonable amount of time, attention and efforts to the business and affairs of the Company during his employment by the Company. The Consultant hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement and that during the term of this Agreement, he will not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement. While he remains employed by the Company, the Consultant may participate in reasonable professional, charitable, and/or personal investment activities so long as such activities do not interfere with the performance of his obligations under this Agreement.

         4. COMPENSATION

         (a) GRANT OF STOCK. The company agrees to grant to Consultant, as of July 7, 2003, 1,500,000 shares of restricted stock in the Company. Such stock shall be restricted, common stock of the Company. In the event of a registration of stock, following ninety (90) days after the date of this Agreement, Consultant shall have rights to participate in such registration at Company's expense. All such stock amounts referred to in the following paragraphs of this section shall be based on 300,000,000 shares outstanding, and adjusted according for any stock splits.





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         5. CONFIDENTIAL INFORMATION - Except as permitted or directed by the
Company's Board of Directors or Chief Executive Officer, during the term of his employment or at any time thereafter, the Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Consultant has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this Agreement) whether developed by himself/herself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of his employment, the Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Consultant.

         6. VENTURES - If, during the term of his employment the Consultant is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as approved by the Company's Board of Directors or Chief Executive Officer, the Consultant shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Consultant as provided in this Agreement. The Consultant shall not enter into any interest, direct or indirect, in any vendor or customer of the Company.

         7. PATENT AND RELATED MATTERS(a) DISCLOSURE AND ASSIGNMENT - The Consultant will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by the Consultant, either solely or in collaboration with others, during the term of this Agreement, whether or not during regular working hours, relating either directly or significantly and indirectly to the business, products, practices or techniques of the Company ("DEVELOPMENTS"). The Consultant, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of the Consultant's right, title and interest in and to any and all of the Developments. At the request of the Company, the Consultant will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company as the Company shall reasonably request during the period ending one year after termination of the Consultant's employment with the Company, provided such conference is at Company's expense and Consultant is compensated at no less that a rate of $250 per hour for his time for conference following termination or expiration of this Agreement.

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         (b) LIMITATION ON SECTION 8(a) The provisions of Section 8(a) shall not apply to any Development meeting the following conditions:

                  (i) such Development was developed entirely on the Consultant's own time without the use of any Company equipment, supplies, facility or trade secret information; and

                  (ii) such Development does not relate directly to the business of the Company to the Company's actual or demonstrably anticipated research or development; or result from any work performed by the Consultant for the Company.

         (c) COPYRIGHTABLE MATERIALAll right, title and interest in all copyrightable material that the Consultant shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to the Consultant, the Consultant shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries, except that Consultant shall be compensated at no less that a rate of $250 per hour for his time for compliance with this provision following termination or expiration of this Agreement. Where applicable, works of authorship created by the Consultant for the Company in performing his responsibilities under this Agreement shall be considered "WORKS MADE FOR HIRE," as defined in the U.S. Copyright Act.

         (d) KNOW-HOW AND TRADE SECRETS - All know-how and trade secret information conceived or originated by the Consultant that arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

         8. TERMINATION OF EMPLOYMENT ; (a) GROUNDS FOR TERMINATION - The Consultant's employment shall terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time:

                  (i) The Consultant dies,

                  (ii) The Board of Directors of the Company elects to terminate this Agreement for "cause" and notifies the Consultant in writing of such election,

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                  (iii) The Consultant becomes "disabled," so that he cannot perform the essential functions of his position with or without reasonable accommodation,

                  (iv) The Board of Directors of the Company elects to terminate this Agreement without "cause" and notifies the Consultant in writing of such election, or

                  (v) The Consultant elects to terminate this Agreement and notifies the Company in writing of such election.

         If this Agreement is terminated pursuant to clause (i) or (ii) of this
Section 9(a), such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (iii), (iv) or (v) of this Section 9(a), such termination shall be effective 30 days after delivery of the notice of termination.

         (b) "CAUSE" DEFINED"Cause" means:

                  (i) The Consultant has breached the provisions of Section 5, 7 or 8 of this Agreement in any material respect,

                  (ii) The Consultant has engaged in willful and material misconduct, including willful and material failure to perform the Consultant's duties as an officer or Consultant of the Company and has failed to cure such default within 30 days after receipt of written notice of default from the Company,

                  (iii) The Consultant has committed fraud, misappropriation or embezzlement in connection with the Company's business, or

                  (iv) The Consultant has been convicted or has pleaded NOLO CONTENDERE to criminal misconduct (except for parking violations, occasional minor traffic violations and other similar minor violations).

         (c) EFFECT OF TERMINATION - Notwithstanding any termination of this Agreement, the Consultant, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Consultant's employment.

         (d) "DISABLED" DEFINED - "DISABLED" means any mental or physical condition that renders the Consultant unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of 3 months.

         (e) SURRENDER OF RECORDS AND PROPERTY - Upon termination of his employment with the Company, the Consultant shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

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         Termination by Consultant for "Good Reason" shall mean:

         (i) the assignment to the Consultant of any duties inconsistent in any respect with the Consultant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Consultant;

         (i) any termination or reduction of a material benefit under any benefits plan in which the Consultant participates unless (i) there is substituted a comparable benefit that is economically substantially equivalent to the terminated or reduced benefit prior to such termination or reduction or
(ii) benefits under such plan are terminated or reduced with respect to all Consultants previously granted benefits thereunder;

         (iii) without limiting the generality of the foregoing, any material breach of this Agreement by the Company or any successor thereto.

         9. INDEMNIFICATION

         In the event that Consultant is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he is or was a director, officer, or member of a committee of the Board of Directors of the Company or serves or served any other corporation, partnership, joint venture, trust, Consultant benefit plan or other enterprise in any capacity at the request of the Company, he shall be indemnified by the Company and the Company shall advance his related expenses to the fullest extent permitted by law (including without limitation, damages, costs and reasonable attorney fees), as may otherwise be provided in the Company's Certificate of Incorporation and ByLaws.

         10. MISCELLANEOUS

         (a) COUNTERPARTS - This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         (b) SEVERABILITY - Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

         (c) SUCCESSORS AND ASSIGNS - This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.

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         (d) ASSIGNABILITY - Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Consultant, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Provided such assignee explicitly assumes such responsibilities, after any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 10.

         (e) MODIFICATION, AMENDMENT, WAIVER OR TERMINATION - No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company or Consultant in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the Consultant shall constitute a waiver of any other right or breach by the Consultant.

         (f) NOTICES - All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

         If to the Company:
                  Ken Ducey, Jr.
                  Facsimile:  203-431-8309
                  Attn:  CFO

         If to the Consultant:

                  Oscar Gene Hayes
                  Emerging Concepts Inc.

Any party may change the address set forth above by notice to each other party given as provided herein.

         (g) HEADINGS - The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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         (h) GOVERNING LAW - ALL MATTERS RELATING TO THE INTERPRETATION,
CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

         (i) VENUE; FEES AND EXPENSES. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the state courts located in the State of Connecticut, County of Fairfield or the federal courts in the district which covers such county. The Consultant and the Company consent to the jurisdiction of such courts. The prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in any such action.

         (j) WAIVER OF RIGHT TO JURY TRIAL. Each party hereto hereby waives, except to the extent otherwise required by applicable law, the right to trial by jury in any legal action or proceeding between the parties hereto arising out of or in connection with this Agreement.

         (k) THIRD-PARTY BENEFIT - Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

         (l) WITHHOLDING TAXES - The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

THE PARTIES ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THIS AGREEMENT AND ANY EXHIBITS HERETO ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR ALL PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

ACCEPTED AND AGREED:

MARKLAND TECHNOLOGY, INC.                    EMERGING CONCEPTS  INC.

By: /s/ Kenneth Ducey                        /s/ Gene Hayes
    -----------------                        ------------------
Print Name
Kenneth Ducey                                   Oscar Gene Hayes
Title:
Date: 7/7/03                                      Date:7/7/03

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